UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cambridgepark Drive
Suite 101 Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 9, 2023, Vor Biopharma Inc. (the “Company”) issued a press release announcing updated clinical data from patients treated in VBP101, its Phase 1/2a multicenter, open-label, first-in-human study of trem-cel (formerly VOR33) in patients with acute myeloid leukemia. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. These data were presented by Guenther Koehne, MD, PhD, Deputy Director and Chief of Blood & Marrow Transplant and Hematologic Oncology at Miami Cancer Institute of Baptist Health South Florida in a poster presentation at the European Hematology Association (EHA) 2023 Congress in Frankfurt, Germany. In connection with the announcement, the Company will host a call and webcast on June 9, 2023 at 8:30 a.m. ET. Call details are contained in the press release referenced above. Accompanying slides may be accessed through the “Investors” section of the Company’s website at www.vorbio.com and are incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Clinical Update

On June 9, 2023, the Company presented updated clinical data from patients treated in VBP101, its Phase 1/2a multicenter, open-label, first-in-human study of trem-cel in patients with AML. The time for neutrophil engraftment in all five patients treated with trem-cel (10-11 days) was similar to unedited transplants, suggesting that CD33 may be biologically dispensable. All patients achieved high levels of myeloid donor chimerism by day 28.

After achieving timely neutrophil engraftment and platelet recovery, patient 2 experienced secondary graft failure coincident with a detected coronavirus hKU1 infection and following administration of antimicrobial agents including trimethoprim-sulfamethoxazole, both of which may be associated with graft failure. A backup graft was administered, and neutrophil engraftment and platelet recovery were observed.

Patient 3 achieved timely neutrophil engraftment at Day 10, however platelets are still recovering. A platelet-reactive antibody was identified, and the patient is being treated for autoimmune thrombocytopenia. Platelets are steadily increasing and are at 15,000 per µL independent of transfusions.

Patients 4 and 5 achieved normal neutrophil engraftment and platelet recovery, providing further confidence in the Company’s platform and approach. These patients have not experienced any unexpected adverse events to date.

Cell doses for all five patients were successfully manufactured and met release criteria, and all had a high level of CD33 editing efficiency.

As previously reported, neutrophil and platelet cell counts were maintained in patient 1 who received multiple Mylotarg doses at 0.5 mg/m2, suggesting protection from Mylotarg-induced hematotoxicity.

Regulatory Update

The Company also announced on June 9, 2023 that the U.S. Food and Drug Administration has cleared its Investigational New Drug application for VCAR33ALLO, a T-cell therapy derived from allogeneic healthy donors using a chimeric antigen receptor specifically binding to CD33.

VCAR33ALLO is planned to be studied in the VBP301 clinical trial, which will focus on patients who have relapsed following allogeneic stem cell transplant where T cells harvested from the original donor are used as starting material for the drug product.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated June 9, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vor Biopharma Inc.

By:	/s/ Robert Ang
Robert Ang
Chief Executive Officer

Date: June 9, 2023